Exhibit 10.120

Funding Agreement

This Funding Agreement (this "Agreement"), dated as of September 19, 2003, is made and entered into by and between The Gillette Company, a Delaware corporation ("Gillette"), and Mechanical Technology Incorporated, a New York corporation ("Parent").

W I T N E S S E T H :

WHEREAS, on the date hereof, Gillette and MTI MicroFuel Cells, Inc., a Delaware corporation ("MTI"), are entering into a Strategic Alliance Agreement (the "Strategic Alliance Agreement") pursuant to which Gillette and MTI intend to develop one or more DMFC Solutions (as defined therein);

WHEREAS, Parent holds a majority of MTI's common stock and has historically funded MTI's operations; and

WHEREAS, as a condition to entering into the Strategic Alliance Agreement with MTI, Gillette requires assurance that MTI will have sufficient funding to perform its obligations under the Strategic Alliance Agreement.

NOW THEREFORE, in consideration of the above stated premises, the mutual covenants and agreements set forth below, Gillette's entering into the Strategic Alliance Agreement and benefits that Parent expects to receive from MTI entering into the Strategic Alliance Agreement, the parties hereto hereby agree as follows:

  Definitions. Terms capitalized but not defined herein are used as defined in the Strategic Alliance Agreement.
  Agreement to Fund. Upon the terms and subject to the conditions herein, Parent hereby agrees to provide or procure from Third Parties sufficient funding to MTI such that MTI is able to perform its obligations under the Strategic Alliance Agreement on a timely basis, up to a maximum funding commitment of twenty million dollars ($20,000,000) for the two-year period commencing as of the date hereof (the "Parent Funding Cap"). Without limiting the foregoing[*] equity investments by Gillette made at any time shall not be counted, toward determining compliance with the Parent Funding Cap.
  Reporting. During the term of this Agreement, if Parent is not required to file annual or

__________________________
  Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "Commission"). The omitted portions, marked by "[*]", have been filed separately with the Commission.

Funding Agreement - Execution Copy -1-

quarterly reports pursuant to the Securities Exchange Act of 1934, as amended, Parent shall provide, subject to any Legal Requirements, Gillette with the following information within the following time periods: (i) as soon as available and in any event no later than ninety (90) days after the end of each fiscal year, a true and complete copy of the unaudited balance sheet and related unaudited statements of operations, stockholders' equity, and cash flows of Parent as of and for the fiscal year then ended, together with the notes relating thereto, all in reasonable detail and accompanied by a certificate of the chief financial officer of Parent that such unaudited financial statements fairly present the financial condition, results of operations and cash flows of Parent as of the date thereof and for the fiscal year then ended, in accordance with GAAP; and (ii) as soon as available and in any event no later than forty-five (45) days after the end of each quarter of Parent's fiscal year, a true and complete copy of the unaudited balance sheet and related unaudited statements of operations, stockholders' equity and cash flows of Parent as of and for the period then ended, together with the notes relating thereto, and a certificate of the chief financial officer of Parent that such financial statements fairly present the unaudited financial condition, results of operations and cash flows of Parent as of the date thereof and for the period covered thereby, in accordance with GAAP, subject only to normal year-end audit adjustments. If Parent commissions an audit of the financial statements described in (i) above by an independent auditor, Parent shall deliver such audited financial statements to Gillette in lieu of the unaudited financial statements provided for above.

  No Investment Company Defense. Parent agrees that with respect to any claim, action, cause of action, suit, litigation, arbitration, charge, complaint, demand, notice or proceeding ("Action") brought to enforce its obligations hereunder, Parent will not assert as a defense to such Action, and hereby waives as a defense to any such Action, any and all defenses that might be available to Parent arising out of or related to the Investment Company Act of 1940, as amended, and any regulations thereunder (the "Investment Company Act"), including without limitation that that this Agreement is void or voidable because Parent has not registered under the Investment Company Act. Parent covenants and agrees that (a) it will use its reasonable best efforts to take all actions necessary or desirable to bring itself into compliance with the Investment Company Act as soon as practicable, through an exemptive order from the Securities and Exchange Commission (the "SEC") or otherwise, (b) it shall provide written Notice to Gillette promptly following receipt from the SEC of an exemptive order or such time as Parent becomes in compliance with the Investment Company Act and (c) upon reasonable request of Gillette it shall reexecute this agreement or otherwise reaffirm its obligations hereunder to the reasonable satisfaction of Gillette.
  Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other party will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert the defense that a remedy at law would be adequate.

  Funding Agreement - Execution Copy -2-

  Representations of Parent. Parent hereby represents and warrants that as of the date hereof:
    Organization. Parent is a corporation duly organized, validly existing, and in good standing under the laws of New York. Parent (i) is duly qualified as a corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its financial condition or its ability to perform its obligations under this Agreement; (ii) has the requisite corporate power and authority and the legal right to conduct its business as now conducted and hereafter contemplated to be conducted as such business relates to this Agreement; (iii) has all necessary licenses, permits, consents, or approvals from or by, and has made all necessary notices to, all governmental authorities having jurisdiction, to the extent required for and material to the conduct of its business as such business relates to this Agreement; and (iv) is in compliance with its certificate of incorporation and by-laws.
    Power and Authority; No Conflict. The execution, delivery and performance of this Agreement by Parent (i) are within its corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of its certificate of incorporation; (iv) do not violate any law or regulation or any order or decree of any court or governmental instrumentality; (v) do not violate any terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which it is a party or by which it or any of its property is bound, except any such violation that would not have a material adverse effect on its financial condition or on its ability to perform its obligations under this Agreement; and (vi) do not require any filing or registration with or the consent or approval of any governmental authority or any other Person, which has not been made or obtained previously.
    Binding Obligation. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other laws affecting creditors' rights generally or by the availability of equitable remedies.
  Indemnification.
    Indemnification. Parent shall defend, indemnify and hold each Gillette Indemnitee harmless from all Losses arising out of or related to Parent's non-compliance with the Investment Company Act or any regulations thereunder.
    Indemnification Procedures. With respect to Third-Party claims, all claims for indemnification by any Gillette Indemnitee (each an "Indemnified Party") hereunder shall be asserted and resolved as set forth in this Section 7(b). In the event that any written claim or demand for which Parent would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a Third Party, such Indemnified Party shall promptly notify Parent of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"); provided, however, that the failure to provide

  Funding Agreement - Execution Copy -3-

  prompt notice as provided herein shall relieve Parent of its obligations hereunder only to the extent such material failure prejudices Parent hereunder. Parent shall have thirty (30) days from the date of receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party of whether or not Parent disputes its liability to the Indemnified Party hereunder with respect to such claim or demand. If Parent fails to respond to the Claim Notice within the Notice Period or otherwise fails to dispute such liability, Parent shall be obligated to defend the Indemnified Party against such claim or demand at Parent's sole cost and expense. Except as hereinafter provided, in the event that Parent agrees, or is otherwise obligated, to defend the Indemnified Party against such claim or demand, Parent shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense, it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned. Parent shall not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned, settle, compromise or offer to settle or compromise any such claim or demand (a) on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party or any Affiliate thereof, (b) if such settlement or compromise would result in the finding or admission of any violation of applicable law, or (c) if such settlement or compromise does not include an unconditional release of the Indemnified Party for any liability arising out of such claim or demand. If Parent does not defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, and Parent is determined by a court of competent jurisdiction to have had an obligation to indemnify the Indemnified Party pursuant to this Agreement, then the amount of any such claim or demand or, if the same be contested by the Indemnified Party, that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense and to establishing Parent indemnification obligations hereunder) shall be the liability and responsibility of Parent. Notwithstanding the foregoing, Parent shall not be entitled to assume the defense of any Third Party claim (and shall be liable for the costs and expenses of counsel employed by the Indemnified Party in defending such Third Party claim) if the Third Party claim seeks an order, injunction or other equitable relief or relief for other than money Damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money Damages. If such equitable or other relief pertaining to the non-monetary portion of the Third Party claim can be so separated from that for money Damages, Parent shall be entitled to assume the defense of the portion relating to money Damages. Parent and Gillette shall each render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any Third-Party claim or proceeding.

  Term; Termination.
    Term. The term of this Agreement shall commence on the date hereof and end on the earlier to occur of the two-year anniversary of the date hereof or termination pursuant to this Section 8.
    Termination. This Agreement may be terminated prior to the conclusion of the term:

    Funding Agreement - Execution Copy -4-

      by the mutual written consent of the parties;
      by either party following termination of the Strategic Alliance Agreement;
      by the non-breaching party following a material breach of this Agreement by a party that such party fails to cure within thirty (30) days of receiving a Notice of default from the non-breaching party (or such longer period as the parties may agree) (the "Cure Period"). Termination pursuant to this Section 8(b)(iii) shall be effective immediately upon expiration of the Cure Period; or
      by Gillette in the event of an Insolvency Event occurring in relation to Parent, such termination to take effect upon delivery of Notice of termination to Parent.
    Effects of Expiration of Term or Termination. Upon the expiration of the term or earlier termination of this Agreement, all rights and obligations of the parties hereunder shall terminate, except that the terms and provisions of Sections 1, 4, 5, 6, 7, 8 and 9 shall survive.
  General
    Notices. Notices and other communications (each, a "Notice") provided herein shall be in writing and shall be delivered by hand or overnight courier service, or sent by facsimile (with receipt confirmed) as follows:
If to Gillette, to:
The Gillette Company Prudential Tower Boston, MA 02199-8004 (617) 421-7000 phone (617) 463-8600 facsimile Attn: General Counsel's Office with a copy, which shall not constitute notice hereunder, sent to:

Ropes & Gray LLP One International Place Boston, MA 02110 (617) 951-7000 phone (617) 951-7050 facsimile Attn: Mary Weber, Esq.

If to Parent, to:

Mechanical Technology, Inc. 431 New Karner Rd. Albany, NY 12205 (518) 533-2205 phone (518) 533-2223 facsimile Funding Agreement - Execution Copy -5- Attn: Catherine Hill, Esq.

with a copy, which shall not constitute notice hereunder, sent to:

Wilmer, Cutler & Pickering 2445 M Street, NW Washington, DC 20037 (202) 663-6967 phone (202) 663-6363 facsimile Attn: Van Ellis, Esq. Glynn Key, Esq.

    All Notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile (with receipt confirmed as being successfully transmitted by telephone or by facsimile machine), in each case delivered (properly addressed) to such party to its address as set forth in this Section 9(a), or to such other address that such party may have notified to the other party pursuant to this Section 9(a) from time to time.

    Governing Law. This Agreement is governed by, construed and enforced in accordance with the laws of the State of Delaware, other than its conflicts of law principles directing the application of any other law. All litigation arising from or relating to this Agreement shall be filed in any court of competent subject matter jurisdiction in Wilmington, Delaware, and the Parties consent to the jurisdiction of such courts over them for such purpose.
    Headings. The headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.
    Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties and their successors and assigns. This Agreement may not be assigned, delegated or transferred by a party (whether by operation of law or otherwise) without the prior written consent of the other party.
    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters set forth herein, and supercedes all prior agreements and understandings, both written and oral, between the parties with respect hereto.
    Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the underlying transaction is not affected in any manner materially adverse to any party. Upon such determination that (a) any term or provision is invalid, illegal or incapable of being enforced and (b) the economic or legal substance of the underlying transaction is affected in a manner materially adverse to any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties

    Funding Agreement - Execution Copy -6-

    as closely as possible in a mutually acceptable manner to the fullest extent permitted by law in order that the underlying transaction be completed as originally contemplated to the fullest extent possible.

    Waivers; Amendment. The failure of any party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to exercise any right hereunder shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, and the obligation of the other party with respect to such future performance shall continue in full force and effect. No term or provision of this Agreement may be altered, modified or amended except by a writing signed by a duly authorized officer of each party, or in the case of a waiver, by the waiving party.
    Counterparts. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

Funding Agreement - Execution Copy -7-

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first set forth above.

THE GILLETTE COMPANY

By: s/ Edward F. DeGraan

Name: Edward F. DeGraan

Title: President and Chief Operating Officer

[SIGNATURE PAGE TO FUNDING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first set forth above.

MECHANICAL TECHNOLOGY INCORPORATED

By: s/ Cynthia Scheuer

Name: Cynthia Scheuer

Title: Vice President and Chief Financial Officer

[SIGNATURE PAGE TO FUNDING AGREEMENT]